Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-87164, 333-57896, 333-46108) of Sirenza Microdevices, Inc. of our report dated March 5, 2002 relating to the financial statements of Xemod Incorporated (a development stage company), which appears in the Current Report on Form 8-K/A of Sirenza Microdevices, Inc. to be filed on or about November 11, 2002.

PricewaterhouseCoopers LLP
Phoenix, Arizona
November 11, 2002